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                                                                  EXHIBIT 10.45

                                  [UTEK LOGO]

                      STRATEGIC ALLIANCE AGREEMENT BETWEEN

                                UTEK CORPORATION
                                       AND
                                 BITZMART, INC.
--------------------------------------------------------------------------------

         This Agreement is made and entered into this 14th day of August 2001, by and between UTEK CORPORATION ("UTEK"), 202 South Wheeler Street, Plant City, Florida 33566 a Delaware Corporation, and BITZMART, INC., 203 N. Wabash Ave., Suite 1805, Chicago, IL, a Colorado corporation.

                                   WITNESSETH:

         WHEREAS, BITZMART, INC. desires to engage UTEK to provide the services as set forth in this Agreement, and

         WHEREAS, UTEK is agreeable to provide these services.

         NOW THEREFORE, in consideration of the mutual promise made in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

I.       ENGAGEMENT

BITZMART, INC. hereby retains UTEK to provide those services as defined herein and UTEK hereby agrees to the appointment on the terms and conditions hereinafter set forth and agrees to use its best efforts in providing said services.

II.      INDEPENDENT CONTRACTOR

UTEK shall be, and in all respects be deemed to be, an independent contractor in the performance of its duties hereunder.

         A. BITZMART, INC. shall be solely responsible for making all payments to and on behalf of its employees and UTEK shall in no event be liable for any debts or other liabilities of BITZMART, INC..

         B. UTEK shall not have or be deemed to have, fiduciary obligations or duties to BITZMART, INC., and shall be able to pursue, conduct and carry on for its own account (or for the account of others) such activities, ventures, businesses and other pursuits as UTEK in its sole, absolute and unfettered discretion, may elect.

         C. Notwithstanding the above, no activity, venture, business or other pursuit of UTEK, during the term of this Agreement shall conflict with UTEK's obligations under this Agreement.


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III      SERVICES

UTEK agrees to provide the following services, hereinafter collectively referred to as "Services" as a consultant to BITZMART, INC.: To provide business development services, including the identification, evaluation and presentation of potential technology and business merger and acquisition opportunities.

         A. UTEK shall devote such time and efforts, as it deems commercially reasonable, under the circumstances to the affairs of the BITZMART, INC., as is reasonable and adequate to render the Services contemplated by this Agreement.

         B. UTEK cannot guarantee results on behalf of BITZMART, INC., but shall pursue all reasonable avenues available through its network of contacts. The acceptance and consumption of any transaction is subject to acceptance of the terms and conditions by BITZMART, INC. in its sole discretion.

         C.       In conjunction with the Services, UTEK agrees to:

                  1. Make itself available at the offices of BITZMART, INC. or at another mutually agreed upon place, during normal business hours, for reasonable periods of time, subject to reasonable advance notice and mutually convenient scheduling.

                  2. Make itself available for telephone conferences with the principal officer(s) of BITZMART, INC. during normal business hours.

                  3. Advise BITZMART, INC. as to the status of potential technology acquisitions and business merger opportunities.

IV.      EXPENSES

It is expressly agreed and understood that each party shall be responsible for its own normal and reasonable out-of-pocket expenses.

V.       COMPENSATION

         A. In consideration for the services, BITZMART, INC. agrees that UTEK shall be entitled to compensation as follows:

                  Upon executing this Agreement, BITZMART, INC. shall issue to UTEK 100,000 common shares of BITZMART, INC.

VI.      LEGAL COMPLIANCE

BITZMART, INC. agrees that it will put in place, if it has not already done so, policies and procedures relating to and addressing, with the commercially reasonable intent to ensure compliance with, applicable securities laws, rules and regulations, including, but not limited to:

         A. The use, release or other publication of forward-looking statements.

         B. Disclosure requirements regarding the required disclosure of the nature and terms of UTEK's relationship with BITZMART, INC., including, but not limited to press releases, publications on its web site, letters to investors and


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                  telephone or other personal communication with potential or current investors.

         C. NO PRESS RELEASES OR ANY OTHER FORMS OF COMMUNICATION TO THIRD PARTIES WHICH MENTION UTEK CORPORATION OR BITZMART, INC. SHALL BE RELEASED WITHOUT THE PRIOR WRITTEN CONSENT AND APPROVAL OF BOTH UTEK AND BITZMART, INC.

         D. EXECUTION. The execution, delivery and performance of this Agreement, in the time and manner herein specified, will not conflict with, result in a breach of, or constitute a default under any existing agreement, indenture, or other instrument to which either BITZMART, INC. or UTEK is a party or by which either entity may be bound or affected.

         E. TIMELY APPRISALS. BITZMART, INC. shall use its commercially reasonable efforts to keep UTEK up to date and apprised of all business, market and legal developments related to BITZMART, INC. and its relationship to UTEK.

         F. CORPORATE AUTHORITY. Both BITZMART, INC. and UTEK have full legal authority to enter into this Agreement and perform the same in the time and manner contemplated.

         G. The individuals whose signatures appear below are authorized to sign this Agreement on behalf of their respective corporations.

         H. BITZMART, INC. will cooperate with UTEK and will promptly provide UTEK with all pertinent materials and requested information in order for UTEK to perform is Services pursuant to this Agreement.

         I. When delivered, the shares of BITZMART, INC.'s Common Stock shall be duly and validly issued, fully paid and non-assessable.

         J. UTEK represents and warrants to BITZMART, INC. that a) it has the Experience and ability as may be necessary to perform all the required Services with a high standard of quality, b) all Services will be performed in a professional manner, and c) all individuals it provides to perform the Services will be appropriately qualified and subject to appropriate agreements concerning the protection of trade secrets and confidential information of BITZMART, INC. which such persons may have access to over the term of this Agreement.

         K. Until termination of the engagement, BITZMART, INC. will notify UTEK promptly of the occurrence of any event, which might materially effect the condition (financial or otherwise), or prospects of BITZMART, INC.

VII.     TERM AND TERMINATION

         The term of the Agreement shall commence upon the execution of this Agreement and terminate on September 30, 2002.

VIII.    CONFIDENTIAL DATA

         A. UTEK shall not divulge to others, any trade secret or confidential information,


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                  knowledge, or data concerning or pertaining to the business and affairs of BITZMART, INC., obtained by UTEK as a result of its engagement hereunder, unless authorized, in writing by BITZMART, INC. UTEK represents and warrants that it has established appropriate internal procedures for protecting the trade secrets and confidential information of BITZMART, INC., including, without limitation, restrictions on disclosure of such information to employees and other persons who may be engaged in such information to employees and other persons who may be engaged in rendering services to any person, firm or entity which may be competitor of BITZMART, INC.

         B. BITZMART, INC. shall not divulge to others, any trade secret or confidential information, knowledge, or data concerning or pertaining to the business and affairs of UTEK obtained as a result of its engagement hereunder, unless authorized, in writing, by UTEK.

         C. UTEK shall not be required in the performance of its duties to divulge to BITZMART, INC., or any officer, director, agent or employee of BITZMART, INC., any secret or confidential information, knowledge, or data concerning any other person, firm or entity (including, but not limited to, any such person, firm or entity which may be a competitor or potential competitor of BITZMART, INC.) which UTEK may have or be able to obtain other than as a result of the relationship established by this Agreement.

IX.      OTHER MATERIAL TERMS AND CONDITIONS

         A.       INDEMNITY.

                  1. UTEK shall indemnify, defend and hold harmless BITZMART, INC. from and against any and all losses incurred by BITZMART, INC. which arise out of or result from misrepresentation, breach of warranty or breach or non- fulfillment of any covenant contained herein or Schedules annexed hereto or in any other documents or instruments furnished by UTEK pursuant hereto or in connection with this Agreement.

                  2. BITZMART, INC. shall indemnify, defend and hold harmless UTEK from and against any and all losses incurred by UTEK which arise out of or result from misrepresentation, breach of warranty or breach or non-fulfillment of any covenant contained herein or Schedules annexed hereto or in any other documents or instruments furnished by BITZMART, INC. pursuant hereto or in connection with this Agreement.

         D. PROVISIONS. Neither termination nor completion of the assignment shall affect the provisions of this Agreement, and the Indemnification Provisions that are incorporated herein, which shall remain operative and in full force and effect.

         E. ADDITIONAL INSTRUMENTS. Each of the parties shall from time to time, at the request of others, execute, acknowledge and deliver to the other party any and all further instruments that may be reasonably required to give full effect and force to the provisions of this Agreement.

         F. ENTIRE AGREEMENT. Each of the parties hereby covenants that this Agreement, is intended to and does contain and embody herein all of the understandings and agreements, both written or oral, of the parties hereby with


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                  respect to the subject matter of this Agreement, and that
                  there exists no oral agreement or understanding expressed or implied liability, whereby the absolute, final and unconditional character and nature of this Agreement shall be in any way invalidated, empowered or affected. There are no representations, warranties or covenants other than those set forth herein.

         G. LAWS OF THE STATE OF FLORIDA. This Agreement shall be deemed to be made in, governed by and interpreted under and construed in all respects in accordance with the laws of the State of Florida, irrespective of the country or place of domicile or residence of either party. In the event of controversy arising out of the interpretation, construction, performance or breach of this Agreement, the parties hereby agree and consent to the jurisdiction and venue of Hillsborough County, Florida, or the United States District Court for the Middle District of Florida, and further agree and consent that personal service or process in any such action or proceeding outside of the State of Florida and Hillsborough County shall be tantamount to service in person within Hillsborough County, Florida and shall confer personal jurisdiction and venue upon either of said Courts.

         H. ASSIGNMENTS. The benefits of the Agreement shall inure to the respective successors and assignees of the parties and assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns; provided that the rights and obligations of UTEK under this Agreement may not be assigned or delegated without the prior written consent of BITZMART, INC. and any such purported assignment shall be null and void. Notwithstanding the foregoing, UTEK may assign this Agreement or any portion of its Compensation as outlined herein to its subsidiaries in its sole discretion.

         I. ORIGINALS. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed an original and constitute one and the same agreement.

         J. ADDRESSES OF PARTIES. Each party shall at all times keep the other informed of its principal place of business if different from that stated herein, and shall promptly notify the other of any change, giving the address of the new place of business or residence.

         K. NOTICES. All notices that are required to be or may be sent pursuant to the provision of this Agreement shall be sent by certified mail, return receipt requested, or by overnight package delivery service to each of the parties at the addresses appearing herein, and shall count from the date of mailing or the validated air bill.

         L. MODIFICATION AND WAVIER. A modification or waiver of any of the provisions of this Agreement shall be effective only if made in writing and executed with the same formality as this Agreement. The failure of any party to insist upon strict performance of any of the provisions of this Agreement shall not be construed as a waiver of any subsequent default of the same or similar nature or of any other nature.


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         M.       INJUNCTIVE RELIEF. Solely by virtue of their respective
                  execution of this Agreement and in consideration for the mutual covenants of each other, BITZMART, INC. and UTEK hereby agree, consent and acknowledge that, in the event of a breach of any material term of this Agreement, the non-breaching party will be without adequate remedy-at-law and shall therefore, be entitled to immediately redress any material breach of this Agreement by temporary or permanent injunctive or mandatory relief obtained in an action or proceeding instituted in Hillsborough County, State of Florida, or the United States District Court for the Middle District of Florida without the necessity of proving damages and without prejudice to any other remedies which the non-breaching party may have at law or in equity. For the purposes of this Agreement, each party hereby agrees and consents that upon a material breach of this Agreement as aforesaid, in addition to any other legal and/or equitable remedies, the non-breaching party may present a conformed copy of this Agreement to the aforesaid courts and shall thereby be able to obtain a permanent injunction enforcing this Agreement or barring, enjoining or otherwise prohibiting the other party from circumventing the express written intent of the parties as enumerated in this Agreement.

         N. ATTORNEY'S FEES. If any arbitration, litigation, action, suit, or other proceeding is instituted to remedy, prevent or obtain relief from a breach of this Agreement, in relation to a breach of this Agreement or pertaining to a declaration of rights under this Agreement, the prevailing party will recover all such party's attorneys' fees incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom. As used in this Agreement, attorneys' fees will be deemed to be the full and actual cost of any legal services actually performed in connection with the matters involved, including those related to any appeal to the enforcement of any judgment calculated on the basis of the usual fee charged by attorneys performing such services.

APPROVED AND AGREED:

UTEK CORPORATION                          BITZMART, INC.



By:                                       By:
   -----------------------------             ---------------------------------
   Clifford M. Gross, Ph.D., CEO             Howard Leventhal, President & CEO

--------------------------------          ------------------------------------
Date                                      Date

If you are in agreement with the foregoing, please execute and return one copy of this agent to the undersigned. Thank you.


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